UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

LRI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300

Nashville, Tennessee 37204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 885-9056

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Logan’s Roadhouse, Inc. (the “Company”), an indirect subsidiary of the registrant, LRI Holdings, Inc. (“LRI Holdings”), announced that it has entered the 30-day grace period with respect to the cash interest payments due April 15, 2016 under the indentures governing the Company’s 10.75% Senior Secured Notes Due 2017 (the “10.75% Notes”) and Series 2015-2 Senior Secured Notes Due October 2017 (the “Series 2015-2 Notes” and, together with the 10.75% Notes, the “Notes”). During the grace period, the Company intends to continue to engage in discussions with holders of the Notes and certain other stakeholders regarding strategic alternatives to improve liquidity. The Company is continuing to implement operational efficiencies and its brand repositioning strategy. The Company also announced that LRI Holdings did not file its Annual Report on Form 10-KT for the transition period ended December 30, 2015 within the 15-day extension period following its filing of a Notification of Late Filing on Form 12b-25 on March 29, 2016.

The information in this item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2016	LRI Holdings, Inc.

	By:	/s/ Samuel N. Borgese
Samuel N. Borgese
President and Chief Executive Officer
(Duly Authorized Officer)

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